EXHIBIT 99.1

(Separation Agreement between Xilinx, Inc.

and Richard W. Sevcik)

May 2, 2006

Richard W. Sevcik

2100 Logic Drive

San Jose, CA 95124

Re:          Separation Agreement and Release of Claims

Dear Rich:

This letter is to confirm your voluntary resignation as a member of the Xilinx Board of Directors, effective as of April 13, 2006, and your resignation of employment as Executive Vice President, Programmable Logic Solutions, effective May 15, 2006 (the “Separation Date”).

This letter contains three sections.  In Section A of this letter (this “Agreement”), you will find information of payment and benefits to which you are entitled as of your Separation Date.  Section B contains an offer of severance benefits contingent upon you providing Xilinx with a general release.  The terms and conditions of the offer and release are contained in this Agreement. You will have no right to the severance payment and other severance benefits unless you sign and return this Agreement in a timely manner (see Review and Revocation below).  Section C contains obligations that pertain to you regardless of whether or not you sign this Agreement.

A.            Rights Upon Separation

As of the Separation Date, you will receive the following even if you do not agree to the release of claims contained in Section B of this Agreement:

Final Pay Check

On the Separation Date, you will be paid for all your earned and unpaid salary, together with any accrued and unused vacation pay through the Separation Date, less taxes and other applicable withholdings.  You will also be reimbursed for any amount you have contributed to Xilinx’s employee stock purchase plan.

Bonus Plan

If you are eligible for a bonus for Q4FY06 under the VP bonus program, payment will be made at the same time it is made to all other eligible employees.  If you do not have arrangements for direct deposit, we will mail your bonus payout (if applicable) to your residence within 3 business days of the payment date.

Retirement Benefits

As an elected officer of at least 55 years of age and 5 years of service as a corporate officer, you are eligible to receive the retirement benefits described in our Proxy.  There are two components:  a) accelerated vesting by one year of options that are unvested as of the Separation Date; b) medical and dental coverage for you and your spouse until you reach the age of 65 or you become eligible for another plan, whichever is earlier.  You will remain responsible for your portion of the insurance premiums for this extended coverage.  Failure to pay will result in a loss of coverage.

Stock Options

As described above, you will receive accelerated vesting of one year as of the Separation Date.  All unvested options beyond one year will expire as of the Separation Date.  You will have thirty (30) or ninety (90) days after your Separation Date in which to exercise vested options, depending upon the plan under which your options were granted.  Please contact Stock Administration at Xilinx to determine the number of vested options you will hold as of the Separation Date (including the acceleration) and confirm the exercise period(s) for such options. You are responsible for determining how many days you have after the Separation Date to exercise your outstanding stock options.  If you fail to exercise within that time period, the options will expire and no longer be exercisable.

You agree that the only benefits and monetary amounts you are entitled to upon resignation of your employment are set forth above.

B.            Contingent Offer for Severance Payment and Other Benefits

The following offer of severance payment and other benefits will not be provided unless you sign, return and do not revoke this Agreement in a timely manner (see Review and Revocation Rights).

Severance Payment & Covenant Not to Compete

Provided you have signed this Agreement and that you do not revoke the Agreement, and provided you have not obtained employment with, you are not an independent contractor of, you are not a director of, and you are not providing consulting services to, any company in the business of programmable logic solutions, including complex programmable logic devices (CPLDs), field programmable gate arrays (FPGAs), application specific standard products (ASSPs), digital signal processing (DSP), and DSP and/or embedded processing in any CPLD, FPGA or ASSP fabric and software to enable or enhance the functioning of any of the above (including but not limited to Actel, Altera, Lattice, LSI Logic, Lucent, Motorola, Texas Instruments, or a division of another semiconductor company (such as Intel, IBM) focusing on programmable logic solutions that competes or intends to compete with Xilinx), Xilinx will pay you commencing June 15, 2006, and continuing monthly thereafter on the 15th of each month

(or on the next business day if the 15th is a weekend or a holiday) the sum of $48,000 per month (less taxes and other applicable withholdings) for a period of ten months.  Immediately upon your becoming an employee, independent contractor or consultant to any such company, your right to continuing payments under this paragraph will cease. You agree that you will notify me immediately upon your becoming an employee, independent contractor or consultant to any such company. This offer is made with the knowledge of the Compensation Committee of the Board of Directors.

RELEASE OF CLAIMS

In consideration for receiving the severance payment and the extended stock option exercise rights described above, and for other good and sufficient consideration as reflected in this Agreement and which you hereby acknowledge, you on behalf of your heirs, spouse and assigns, completely waive, release and forever discharge any and all claims, of any and every kind, nature and character, known or unknown, foreseen or unforeseen, against Xilinx and its current and former predecessors, successors, subsidiaries, officers, directors, agents, employees and assigns (collectively “Xilinx”), with respect to any matter arising out of or connected with your employment with Xilinx, the termination of your employment with Xilinx, and all benefits and compensation connected with your employment with Xilinx or its termination, including without limitation, claims of wrongful discharge, emotional distress, defamation, breach of contract, breach of the covenant of good faith and fair dealing, any claims of discrimination based on age, sex, race, national origin, or on any other basis, under Title VII of the Civil Rights Act of 1964, as amended, any violation of California Labor Code, the California Fair Employment and Housing Act, the California Constitution, any similar laws of other states, the Equal Pay Act of 1963, the Americans with Disabilities Act, the Age Discrimination in Employment Act of 1967 which prohibits discrimination on the basis of age over 40, and any other laws or regulations relating to employment.  The only claims not waived by this Agreement include claims that are not expressly identified above in this paragraph and unemployment or any state disability insurance benefits pursuant to the terms of applicable state law; workers’ compensation insurance benefits under the terms of any workers’ compensation insurance policy or fund; and your right to continue participating in the Company’s medical coverage pursuant to the Company’s retirement policy (as stated in Section A above).

You further agree that this Agreement extinguishes all claims, whether known or unknown, foreseen or unforeseen; you expressly waive any rights or benefits under Section 1542 of the California Civil Code, or any comparable law of another state, that provides as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

Thus, if any fact with respect to any matter covered by this Agreement is found hereafter to be other than or different from the facts now believed by you to be true, you expressly accept and assume that this Agreement shall be and remain effective, notwithstanding such difference in the facts.

You agree that you do not have any charges, claims, administrative complaints or lawsuits of any kind pending against Xilinx, and you represent and warrant that you do not have any basis to file, nor intend to file, any such charge, claim, complaint, or lawsuit.

With the exception of the Confidential Information and Inventions Agreement or other similarly titled agreement executed by you with regard to your continuing obligations of confidentiality (“Xilinx Confidentiality Agreement”), this Agreement constitutes the entire Agreement between you and Xilinx with respect to any matters referred to herein.  This Agreement supersedes any and all of the other agreements between you and Xilinx except as referenced herein.  No other consideration, agreements, representations, oral statements, understandings or course of conduct which are not expressly set forth in this Agreement should be implied or are binding.  You are not relying upon any other agreement, representation, statement or omission, understanding or course of conduct that is not expressly set forth in this Agreement.  You understand and agree that this Agreement shall not be deemed or construed at any time or for any purposes as an admission of any liability or wrongdoing by either you or Xilinx.

Review and Revocation Rights

You have the right to take up to twenty-one (21) days after receipt of this Agreement within which to review it, and to discuss it with an attorney of your own choosing regarding whether or not you wish to execute it, although you are not required to wait the entire twenty-one day period.  If you sign this Agreement prior to the expiration of the twenty-one day period, you understand that you are waiving this right freely and voluntarily.  If I do not receive an executed copy of this Agreement addressed to my attention at 2100 Logic Drive, San Jose, CA 95124 and hand delivered or postmarked by the conclusion of the 21st day, the offer of severance benefits outlined above expires.  You understand that if you sign this Agreement you are releasing Xilinx from any and all claims that you may have against Xilinx, including claims under the Age Discrimination in Employment Act of 1967.  Any rights or claims under the Age Discrimination in Employment Act of 1967 that may arise after the date this Agreement is executed are not waived.

If you wish to revoke this Agreement, you may do so by delivering a letter of revocation to me at 2100 Logic Drive, San Jose, CA 95124 within seven (7) days after the date you signed this Agreement.  Because of this revocation period, you understand that this Agreement shall not become effective or enforceable until the eighth day after you sign this Agreement (the “Effective Date”).  You will not receive the severance benefits described herein if you revoke this Agreement.

C.            Other Terms

Confidentiality

Please be reminded that your obligations under the Xilinx Confidentiality Agreement remain in effect.  A copy of the Xilinx Confidentiality Agreement you executed will be provided to you at your exit interview.

Return of Property

All company property including laptop, badge, secure ID token, cell phone and files must be returned to Xilinx on request but no later than your Separation Date.

Governing Law

This Agreement shall be construed and interpreted in accordance with the laws of the State of California.

If you agree with the terms of this Agreement as described above, please indicate your agreement by signing below.

Sincerely,

/s/ Shelly Begun

Shelly Begun
Vice President
WW Human Resources

AGREEMENT OF RICHARD W. SEVCIK:

My signature below signifies my agreement with the above terms and conditions of my separation and the contingent offer of severance payments and benefits including acceptance of the general release.  Furthermore, I acknowledge that I have read and understand the foregoing Agreement and that I sign this release of all claims voluntarily, with full appreciation that I am forever foreclosed from pursuing any of the rights I have waived.

Signed:

/s/ Richard W. Sevcik

Dated:

May 3, 2006